UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): June 15, 2012

JUHL WIND, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	20-4947667
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1502 17th Street SE
Pipestone, MN	56164
(Address of principal executive offices)	(Zip code)

507.777.4310
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

JUHL WIND, INC.

TABLE OF CONTENTS

		Page

Item 1.01	Entry into a Material Definitive Agreement	1

Item 3.02	Unregistered Sales of Equity Securities	2

Item 9.01	Exhibits	2

Forward-Looking Statements

This report includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Juhl Wind’s current expectations about its future results, performance, prospects and opportunities. Juhl Wind has tried to identify these forward-looking statements by using words and phrases such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Juhl Wind and are subject to a number of risks, uncertainties and other factors that could cause Juhl Wind’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements and specifically those statements referring to the projects mentioned herein.  New projects are subject to large, third party risks that may not be in control of Juhl Wind including the timing of funding and actual construction. Revenue estimates for all wind farms owned and operated by Juhl Wind Inc. are subject to variations due to turbine availability, actual wind available on an annual basis and other operating risks outlined in company filings.  These risks are described from time to time in Juhl Wind’s SEC filings; and such factors as incorporated by reference.

 Item 1.01                     Entry into a Material Agreement

Entry into Purchase Agreement

On June 15, 2012, Juhl Wind, Inc. (the “Company”) signed a purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company, together with a registration rights agreement, whereby LPC has agreed to purchase up to $10.0 million of our common stock, par value $.0001 (the “Common Stock”), over a 30-month period (the “Purchase Agreement” and “Registration Rights Agreement”, respectively).  Under the Registration Rights Agreement, the Company agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that may be issued to LPC under the Purchase Agreement.   After the SEC has declared effective the registration statement, the Company, in its sole discretion, has the right over a 30-month period to sell shares of Common Stock to LPC in amounts up to 100,000 shares and depending upon certain conditions as set forth in the purchase agreement increasing to amounts up to 500,000 shares of Common Stock, up to an aggregate of $10.0 million.

The purchase price of the shares of Common Stock will be based on the prevailing market prices of the Company’s shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of shares to LPC.  LPC shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our Common Stock is below the floor price of $.65, which is set forth in the Purchase Agreement.

In consideration for entering into the Purchase Agreement, we agreed to issue 407,332 shares of our Common Stock to LPC.  The Purchase Agreement may be terminated by us at any time at our discretion without any additional cost to us.  The proceeds received by the Company under the Purchase Agreement will be used by the Company for any corporate purpose as determined in the sole discretion of the Company and its management.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the purchase agreement and the registration rights agreement, a form of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02                      Unregistered Sales of Equity Securities

The information relating to the Purchase Agreement contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The sole purchaser in connection with the Purchase Agreement was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01                      Financial Statements and Exhibits

Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
10.1 10.2
Form of Purchase Agreement, dated as of June 15, 2012 by and between the Company and Lincoln Park Capital Fund, LLC

Form of Registration Rights Agreement, dated as of June 15, 2012, by and between the Company and Lincoln Park Capital Fund, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 20, 2012	JUHL WIND, INC.

	By:	/s/ John Mitola
John Mitola
President